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                                                                   EXHIBIT 10.15

January 24, 2005

The Board of Directors of
Applied Innovation

Gentlemen:

I hereby resign as President and Chief Executive Officer of Applied Innovation Inc. (Applied), and any other offices I may hold with Applied or any of its subsidiaries effective this date, except as Chairman of the Board of Directors of Applied or any of its subsidiaries.

I understand that this resignation will be treated as a termination without cause by Applied and that I shall be entitled to the severance benefit provided under Section 9(d) of my Employment Agreement dated October 19, 2000, which provides for continuation of my basic salary (annual rate of $324,500) for 12 months from this date.

Sincerely,


/s/ Gerard B. Moersdorf, Jr.
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Gerard B. Moersdorf, Jr.


Accepted and agreed to as of
January 24, 2005

Applied Innovation Inc.


/s/ William H. Largent
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By: William H. Largent
    President and Chief Executive Officer